                                                                   EXHIBIT 10(P)
                                                                   -------------

                       COMPREHENSIVE SETTLEMENT AGREEMENT
                       ----------------------------------

         THIS COMPREHENSIVE SETTLEMENT AGREEMENT (this "Agreement") is entered into as of ____________, 1997 by and among the Parties (as defined below). Any capitalized terms not defined herein have the meanings assigned to them in the Amended Joint Plan of Reorganization of The Elder-Beerman Stores Corp. and Its Subsidiaries, dated November 7, 1997 (the "Plan").

                                   THE PARTIES
                                   -----------

         The "Parties" to this Agreement are as follows:

                  1. The Debtors: The Elder-Beerman Stores Corp., an Ohio corporation ("Elder-Beerman"); The El-Bee Chargit Corp., an Ohio corporation ("Chargit"); The Bee-Gee Shoe Corp., an Ohio corporation ("Bee-Gee"); Margo's LaMode, Inc., a Texas corporation ("Margo's"); McCook Wholesale Corp., an Ohio corporation ("McCook"); E-B Community Urban Redevelopment Corp., an Ohio corporation ("E-B"); and EBA, Inc., an Ohio corporation ("EBA"). Elder-Beerman, Chargit, Bee-Gee, Margo's, McCook, E-B, and EBA are referred to in this Agreement collectively as the "Debtors."

                  2. The ESOP and the ESOP Committee: The Elder-Beerman Stores Corp. Profit Sharing and Stock Ownership Plan (the "ESOP"), as represented by The Elder Beerman Stores Corp. Profit Sharing and Stock Ownership Plan Administration Committee (the "ESOP Committee").

                  3.       The Shareholders of Elder-Beerman:

                           a. Beerman-Peal Holdings, Inc., an Ohio corporation ("Beerman-Peal"), the holder of all Old Common Stock of Elder-Beerman;


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                           b.       Indirect Shareholders of Elder-Beerman

                                    (1)     as shareholders of Beerman-Peal and
                                            former directors of Elder-Beerman,
                                            Barbara B. Weprin ("BBW"), William
                                            S. Weprin ("WSW"), and Leonard B.
                                            Peal ("LBP"), collectively referred
                                            to as the "Equity Directors";

                                    (2)     family members of and subsidiary or
                                            affiliated entities wholly or
                                            partially owned or controlled by the
                                            Equity Directors (collectively with
                                            the Equity Directors, the "Beerman
                                            Family Entities").


                                    RECITALS
                                    --------
                              THE CHAPTER 11 CASES
                              ---------------------

         A. The Debtors filed their respective petitions for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of Ohio (the "Bankruptcy Court") on October 17, 1995 (the "Petition Date"). During their chapter 11 cases, the Debtors operated and managed their respective businesses as debtors in possession in accordance with sections 1107 and 1108 of the Bankruptcy Code.

         B. The Bankruptcy Court entered an order on __________, 1997 confirming the Plan under section 1129 of the Bankruptcy Code. It is a condition to the consummation of the Plan and occurrence of the Effective Date that each of the Parties execute and deliver this Agreement.

                           REAL PROPERTY LEASE ISSUES
                           --------------------------

         C. Twenty of the Debtors' locations are or were governed by leases under which various Beerman Family Entities are or were the landlords. Exhibit A to this Agreement lists these Beerman


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Family Entities and the corresponding Elder-Beerman or Bee-Gee locations.
Certain Beerman Family Entities have asserted claims against the Debtors' estates for amounts allegedly due under such leases and allegedly arising both before and after the Petition Date. A schedule of these claims (collectively, the "Beerman Family Lease Claims"), including the holders of such claims and the nature and amount of such claims, is part of Exhibit A.

         D. Elder-Beerman is a tenant under two real property lease agreements (collectively, the "Zane Leases") for retail space located in the Zane Plaza Shopping Center ("Zane Plaza") in Chillicothe, Ohio. The first lease, dated December 30, 1980 (the "1980 Agreement") and amended by agreement dated September 29, 1992 (the "1992 Agreement"), is between Elder-Beerman as tenant and Zane Development Co. In 1985, a Beerman Family Entity, Beerman-Chillicothe Limited Partnership ("BCLP") acquired Zane Plaza and succeeded to Zane Development Co.'s interest in the 1980 Agreement. The Beerman Corporation and BBW each served as both general and limited partners of BCLP. In 1991, another Beerman Family Entity, The Abco Land Development Corp. ("Abco"), and The Beerman Corporation acquired Zane Plaza and became the lessors under the 1980 Agreement. The 1992 Agreement amended the 1980 Agreement by terminating a then-existing lease with Bee-Gee for a parcel contiguous with Elder-Beerman's store. The second lease, dated November 8, 1990 (the "1990 Agreement"), was between BCLP as landlord and Elder-Beerman as tenant. For purposes of the Zane Leases, Abco and BCLP are referred to collectively as the "Zane Lessors."

         E. The 1980 Agreement, as amended, contains options to extend the term of the lease, exercised by Elder-Beerman giving the lessor written notice of its intent to renew the lease at least six months before the current lease term expired. The 1990 Agreement contains substantially similar language. The Zane Leases were set to expire by their terms on January 31, 1996. Because Elder-

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Beerman gave no written notice to the Zane Lessors of its intention to renew the
Zane Leases, the Zane Lessors have asserted that the Zane Leases have expired. Elder-Beerman disputes such assertion in light of, among other things, Elder-Beerman's unequivocal oral representations to the Zane Lessors of its intent to renew the Zane Leases and the Zane Lessors' continued acceptance of Elder-Beerman's rental payments.

                       MISCELLANEOUS BEERMAN FAMILY CLAIMS
                       -----------------------------------

         F. In addition to the Beerman Family Lease Claims, certain of the Beerman Family Entities assert various claims in respect of contribution or reimbursement, indemnification, and other miscellaneous matters. Exhibit B lists these Beerman Family Entities and the corresponding claims asserted by these entities (the "Miscellaneous Beerman Family Claims"). Conversely, Elder-Beerman asserts claims against certain of the Beerman Family Entities in respect of personal use of company aircraft and credit card charges. Exhibit C lists these Beerman Family Entities and the corresponding claims asserted by Elder-Beerman against these entities (collectively, the "Elder-Beerman Claims").

                 CLAIMS ARISING OUT OF EQUITY DIRECTORS' ACTIONS
                 -----------------------------------------------

         G. During the course of the Reorganization Cases, Elder-Beerman learned of previous communications between the Equity Directors and several competitor retailers and one potential financial investor. The disclosures by the Equity Directors to these entities included disclosure of confidential, proprietary information concerning Elder-Beerman -- made without the knowledge or consent of Elder-Beerman management -- in an effort by the Equity Directors to locate a purchaser of the Debtors' assets and operations. The Debtors believe that such actions may have constituted a breach of the Equity Directors' fiduciary duties and violated certain confidentiality agreements between the Equity Directors and Elder-Beerman. All potential claims arising from such


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actions, including equitable subordination claims, are referred to collectively in this Agreement as the "Disclosure Claims."

                          FAIRBORN DISTRIBUTION CENTER
                     PURCHASE OPTION/RIGHT OF FIRST REFUSAL
                     --------------------------------------

         H. Elder-Beerman also claims to hold a purchase option and a right of first refusal (collectively, the "Fairborn Right") with respect to the purchase of an approximately 18-acre parcel of real property adjacent to Elder-Beerman's Fairborn distribution center. The principal terms of the Fairborn Right are set forth in Exhibit D.

                     PREVIOUSLY RESOLVED CLAIMS BETWEEN THE
                    BEERMAN FAMILY ENTITIES AND ELDER-BEERMAN
                    -----------------------------------------

         I. In addition to the Beerman Family Lease Claims, the dispute regarding renewal of the Zane Leases, the Miscellaneous Beerman Family Claims, the Elder-Beerman Claims, and the Disclosure Claims, Elder-Beerman and certain of the Beerman Family Entities faced disputes regarding: (1) entitlement to approximately $12.0 million of federal tax refunds and interest earned thereon;
(2) the repayment to Elder-Beerman of more than $600,000 in respect of an unexercised option to acquire from Centerville Associates III Limited Partnership the fee simple ownership of the Elder-Beerman department store in Centerville, Ohio; and (3) the timeliness of a proof of claim filed by certain Beerman Family Entities asserting rejection damage claims arising from Elder-Beerman's rejection of its lease for its former Fairborn furniture store (collectively, the "Previously Resolved Claims"). The Previously Resolved Claims have been compromised and settled pursuant to orders of the Bankruptcy Court entered on [DATE], 1997 and are not affected by this Agreement.

                         THE ESOP CLAIMS AND APPLICATION
                         -------------------------------

         J. The ESOP holds its participants' interests in the Old Preferred Stock of Elder-Beerman. In connection with its interests in the Old Preferred Stock, the ESOP asserted prepetition


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claims (collectively, the "ESOP Prepetition Claims") of approximately $16 million, as follows: (1) a claim of approximately $14 million against each of the Debtors based on the Debtors' alleged obligations to provide a "guaranteed minimum return" on the Old Preferred Stock held by the ESOP and (2) a claim of approximately $2 million against each of the Debtors based on the Debtors' alleged obligations to make a so-called "retirement security contribution" for 1995. The Debtors dispute their alleged liability under the ESOP Prepetition Claims.

         K. On June 27, 1996, the ESOP filed an Application for Payment of Administrative Expenses (the "ESOP Application") in which it sought payment of expenses related to (1) Elder-Beerman's alleged obligation to make a postpetition retirement security contribution to the ESOP and (2) the fees and expenses of the ESOP's professional advisors incurred in connection with the Debtors' chapter 11 cases. In response to an objection by the Institutional Lenders' Committee, the Bankruptcy Court vacated its own prior order granting certain relief regarding the ESOP Application, and the parties have since been unable to reach a resolution of the ESOP Application.

         L. Although not formally asserted, the ESOP may also have certain claims or causes of action against either (1) Elder-Beerman, (2) the present and former directors and officers of Elder-Beerman, or (3) Beerman-Peal, arising out of the creation of the ESOP or the failure to make retirement security contributions for 1996 or 1997 (collectively, the "Potential ESOP Claims"). These Potential ESOP Claims are defined as broadly as possible to include all possible claims, rights, and causes of action, in law or equity, of any nature and accruing at any time, arising out of or in any way related to the ESOP.

    SETTLEMENT AND RELEASE OF POTENTIAL CLAIMS AND DISPUTES AMONG THE PARTIES
    -------------------------------------------------------------------------

         M. Litigation of the factual and legal issues underlying the various claims and disputes set forth above would prevent an efficient and feasible reorganization of the Debtors' businesses and


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would inure to the detriment of all Parties, as well as all of the creditors of the Debtors. Accordingly, to avoid the possibility of costly and lengthy litigation, with its attendant risks and uncertainties, in connection with various claims and disputes set forth above, the Parties desire to enter into this Agreement to settle and release all potential claims and disputes without admitting liability of any kind and to any extent.

         IN CONSIDERATION OF THE FOREGOING, the consideration provided under this Agreement and under the Plan, each Party's execution and delivery of this Agreement, and the mutual promises, settlements, releases, and other agreements set forth below (the receipt, performance, and sufficiency of which are acknowledged), the Parties agree as follows:

                                  THE AGREEMENT
                                  -------------

         Section 1. AFFIRMATIVE OBLIGATIONS, WAIVERS, AND PROVISIONS. All consideration for the mutual promises, settlements, releases, and other agreements set forth below are provided in this Section 1 and the Plan. If any provision in this Agreement directly conflicts with any provision of the Plan or Disclosure Statement, the applicable provision in this Agreement governs.

                  Section 1.1. Tax Indemnification Obligations. The Debtors' membership, before the Effective Date, in a consolidated group of companies of which Beerman-Peal was the common parent requires a determination of the rights and obligations of Beerman-Peal and its direct and indirect shareholders on the one hand, and Reorganized Elder-Beerman and its surviving subsidiaries on the other, with respect to certain federal income tax matters, including the filing of returns, the conducting of audits, and the preservation and orderly utilization of Reorganized Elder-Beerman's tax attributes in accordance with applicable laws and regulations. The nature and extent of these rights and obligations are fully set forth in the New Tax Indemnification Agreement (an Exhibit to the Plan), which is incorporated herein by reference. On the Effective Date, each of the Reorganized


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Debtors and the Beerman Family Entities named therein shall execute and deliver the New Tax Indemnification Agreement. The rights and obligations set forth in the New Tax Indemnification Agreement provide certain consideration for certain of the releases set forth below.

                  Section 1.2. Renewal of the Zane Leases. Notwithstanding the merits of any theory or theories in law or equity regarding Elder-Beerman's alleged failure to exercise the renewal option contained in the Zane Leases, the Zane Lessors agree to waive any claims of any kind based on such theory or theories. Accordingly, this Section 1.2 (the "Zane Leases Renewal") effects the binding renewal by Elder-Beerman of the Zane Leases and the Zane Lessors' consent to such renewal on the terms set forth in Exhibit E as though the renewal option were duly and timely exercised in accordance with the Zane Leases. Nothing in this Section 1.2 affects the validity of any Beerman Family Lease Claims or any amounts with respect to the Zane Leases set forth on Exhibit A hereto.

                  Section 1.3. Beerman Family Lease Claims. The Debtors and the Beerman Family Entities agree that all Beerman Family Lease Claims are disallowed or allowed in the stipulated, agreed amount set forth in Exhibit A in the column labeled "Resolved Amount." Nothing in this Section 1.3 should be construed to alter the respective rights of the lessors or lessees under the leases set forth on Exhibit A, the treatment of such leases under the applicable provisions of the Plan, or the rights of such lessors to assert (and the lessees to dispute) claims for administrative rent and other obligations as provided for in such leases accruing between the Petition Date and the Effective Date, except as provided in Exhibit A with respect to the allowance or disallowance of any postpetition amounts.

                  Section 1.4. Miscellaneous Beerman Family Claims. The Debtors and the Beerman Family Entities agree that all Miscellaneous Beerman Family Claims are disallowed, or allowed in the stipulated, agreed amount set forth in Exhibit B in the column labeled "Resolved Amount."


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                  Section 1.5. Elder-Beerman Claims. The Debtors and the Beerman
Family Entities agree that all Elder-Beerman Claims are compromised in the stipulated, agreed amount set forth in Exhibit C in the column labeled "Resolved Amount." The Debtors and the Beerman Family Entities acknowledge that the compromised and stipulated, agreed amounts set forth in the columns labeled "Resolved Amount" in Exhibits B and C reflect the net amount of the particular claims after applying appropriate setoffs of corresponding claims asserted between Elder-Beerman and certain corresponding Beerman Family Entities. Accordingly, the Resolved Amount on either Exhibit B or Exhibit C is in full satisfaction of both the claim to which it refers and the corresponding claim between the same parties reflected on the other Exhibit.

                  Section 1.6. ESOP Prepetition Claims and ESOP Application. On account of, and in complete satisfaction of, the ESOP Prepetition Claims, the ESOP Application, and the ESOP's Old Preferred Stock Interests, the ESOP will receive the consideration set forth in the Plan.

                  Section 1.7. Acknowledgment of Fairborn Right. Beerman-Peal acknowledges the existence and enforceability of the Fairborn Right and agrees that Reorganized Elder-Beerman may exercise the Fairborn Right on the terms set forth in Exhibit D.

         Section 2.        EXCHANGE OF RELEASES AMONG THE PARTIES

                  Section 2.1. Releases Among the Debtors and the Beerman Family Entities. In consideration of (a) the Equity Directors' execution and performance of the New Tax Indemnification Agreement, (b) the allowance, in accordance with the Plan, of certain claims as set forth on Exhibits A, B, and C, (c) the distributions provided under the Plan in respect of Class E-2 Interests of Beerman-Peal, and (d) the settlement of all Beerman Family Lease Claims, the Miscellaneous Beerman Family Claims, and the Elder-Beerman Claims set forth in Exhibits A, B, and C, except as may be provided in the Plan or in this Agreement, each of the Debtors and each of


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the Debtors' respective predecessors, successors, estates, assigns, directors, officers, managers, employees, professionals, agents and other representatives (in such capacities), on the one hand, and each of the Beerman Family Entities and their respective estates, assigns, predecessors, successors, partners, directors, officers, employees, professionals, agents, and other representatives (in such capacities), on the other hand, releases and forever discharges one another from all claims, remedies, debts, liabilities, obligations, demands, damages, rights, actions, causes of action, agreements, and claims for attorneys' fees whether known or unknown, now existing or that may arise in the future arising from, involving, or relating to the Disclosure Claims, the Beerman Family Lease Claims, the Miscellaneous Beerman Family Claims, the Elder-Beerman Claims, the Debtors' chapter 11 cases, or any transaction, act, or omission related to Elder-Beerman or the Debtors' chapter 11 cases occurring before the Effective Date.

                  Section 2.2. Releases Among the Debtors, the ESOP, and the ESOP Committee. In consideration of the settlement of the ESOP Prepetition Claims, the ESOP Application, and the Potential ESOP Claims as set forth above and in the Plan at Section III.B.2.c., except as may be provided expressly in the Plan or in this Agreement, each of the Debtors and each of the Debtors' respective predecessors, successors, estates, assigns, directors, officers, employees, professionals, agents, and other representatives, and the ESOP, and each of the members of the ESOP Committee, and their respective estates, assigns, predecessors, successors, directors, officers, employees, professionals, agents, and other representatives releases and forever discharges one another from all claims, remedies, debts, liabilities, obligations, demands, damages, rights, actions, causes of action, agreements, and claims for attorneys' fees whether known or unknown, now existing or that may arise in the future arising from, involving or relating to the ESOP Prepetition Claims, the ESOP


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Application, the Potential ESOP Claims, the Debtors' chapter 11 cases, or any transaction, action or omission occurring before the Effective Date.

         Section 3.        REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Representations and Warranties of Debtors. Elder-Beerman represents and warrants to the other Parties that (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the state of Ohio and (b) entry of the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code (the "Confirmation Order") authorizes Elder-Beerman's execution and delivery of this Agreement and authorizes Elder-Beerman to perform its obligations under this Agreement.

                  Section 3.2. Representations and Warranties of the ESOP. The ESOP represents and warrants to the other Parties that (a) it is an employee stock ownership plan qualified under section 401(a) of the Internal Revenue Code and as defined in section 4975(e)(7) of the Internal Revenue Code and (b) is authorized to execute, deliver, and perform its obligations under this Agreement.

                  Section 3.3. Representations and Warranties of the ESOP Committee. The ESOP Committee represents and warrants to the other Parties that it is authorized to execute, deliver, and perform its obligations under this Agreement on behalf of the ESOP. The members of the ESOP Committee each represent and warrant to the other Parties that the ESOP Committee is authorized to execute, deliver, and perform the ESOP Committee's obligations under this Agreement.

                  Section 3.4. Representations and Warranties of Beerman-Peal. Beerman-Peal represents and warrants to the other Parties that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio and (b) is authorized to execute, deliver, and perform its obligations under this Agreement.


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                  Section 3.5. Representations and Warranties of the Beerman
Family Entities. The Beerman Family Entities, including, the Beerman Corporation, the Zane Lessors, and all lessors listed on Exhibit A hereto, each represent and warrant to the other Parties that (a) it is a business entity (corporation, partnership, limited partnership, or trust) duly organized, validly existing, and in good standing under the laws of the state of Ohio, or is a competent individual and (b) is authorized to execute, deliver, and perform his, her, or its obligations under this Agreement. Each Beerman Family Entity further represents and warrants that he, she, or it is authorized to execute this Agreement, if it does so, on behalf of its respective subsidiaries and affiliates, predecessors, and successors in interest, partners, officers, directors, managers, agents, and employees.

                  Section 3.6. Representations and Warranties of the Equity Directors. BBW, WSW, and LBP each represents and warrants to the other Parties that he or she has all requisite power and authority to execute, deliver, and perform his or her obligations under this Agreement. BBW, WSW, and LBP each further represents and warrants that he or she is authorized to execute this Agreement, if he or she does so, on behalf of any Beerman Family Entity.

         Section 4. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is expressly conditioned on the Bankruptcy Court's approval of this Agreement by entry of an order (which may be, but does not have to be, part of the Confirmation Order) not subject to any stay authorizing the Debtors to enter into, implement, and consummate this Agreement in accordance with Bankruptcy Rule 9019.

         Section 5.REORGANIZED DEBTORS AS SUCCESSORS IN INTEREST TO THE DEBTORS. From and after the Effective Date, Reorganized Elder-Beerman, Reorganized Chargit, and Reorganized Bee-Gee (as defined in Article I of the Plan), as successors in interest to the Debtors, will perform all of


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the obligations of each of the Debtors under this Agreement and succeed to the
Debtors rights under this Agreement.

         Section 6.        MISCELLANEOUS PROVISIONS

                  Section 6.1. Scope of Agreement. This Agreement does not affect any rights or obligations under the Plan or any contract, instrument, release, indenture, or other agreement or document delivered under the Plan.

                  Section 6.2. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement among the Parties and, subject to the provisions of Section 6.1 above, supersedes any prior or contemporaneous agreements, representations, warranties, and understandings of the Parties, whether oral, written or implied, as to the subject matter of this Agreement. No amendment or modification of this Agreement or any of its provisions is binding unless executed in writing by all Parties affected by such amendment or modification and agreed to unanimously by the Parties. No waiver is binding unless executed in writing by the Party making such waiver. No waiver of any of the provisions of this Agreement constitutes or is to be deemed a waiver of any other provision, whether or not similar to the provision waived, nor does any waiver constitute a continuing waiver.

                  Section 6.3. Assignment. This Agreement is binding on, and inures to the benefit of, the Parties and their respective predecessors, successors, estates, heirs, and assigns, including all Reorganized Debtors as successors in interest to the Debtors.

                  Section 6.4. Further Documents. Each of the Parties agrees to execute all contracts, instruments, releases, agreements, or other documents and to perform all acts necessary or appropriate to implement or further evidence the provisions of this Agreement.


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                  Section 6.5. No Representations or Warranties. Except as
expressly set forth in this Agreement, none of the Parties makes, or is deemed to have made, any representation or warranty, written or oral, express or implied, to any other Party.

                  Section 6.6. Severability. If any term or provision of this Agreement is held by the Bankruptcy Court or any other court or tribunal of competent jurisdiction to be invalid, void, or unenforceable, the Bankruptcy Court or such court or tribunal may alter and interpret such term or provision to make it valid or enforceable to the maximum extent possible, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as so altered or interpreted. Notwithstanding such holding, alteration, or interpretation, the remainder of this Agreement remains in full force and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.

                  Section 6.7. Consent to Entry of Bankruptcy Court Orders. Each of the Parties consents to the jurisdiction of the Bankruptcy Court to resolve any cases, controversies, suits, or disputes arising in connection with the implementation, interpretation, reformation, modification, remediation of any defect in, or rescission of this Agreement or any portion of it and determination or declaration of the rights or obligations of any Party arising under this Agreement.

                  Section 6.8. No Admissions. Neither this Agreement or any of its terms, nor any negotiations, proceedings, or other actions taken or not taken by any Party in connection with this Agreement constitute or may be deemed to evidence an admission on the part of any Party of any liability or wrongdoing or the truth or falsity, merit, or lack of merit of any claim released by this Agreement or any defense to such claim. If any claim similar to any claim released by this Agreement arises after this Agreement becomes effective, this Agreement may not be deemed a waiver or release of such later arising claim or any evidence as to the legitimacy of such later arising


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claim or the propriety or legitimacy of the transactions, acts, omissions, proceedings, matters, events, or dealings providing the basis for such later arising claim.

                  Section 6.9. Applicable Law. This Agreement is governed in all respects by the law of the State of Ohio, without giving effect to Ohio's principles of conflict of laws.

                  Section 6.10. Notices. All notices, requests, demands, and other communications in connection with this Agreement must be in writing and be delivered personally or by facsimile transmission on the first business day after mailing (if sent by overnight courier service) or on the third business day after mailing (if mailed by first class mail, postage prepaid, or by registered or certified mail) addressed as follows:

THE ELDER-BEERMAN STORES CORP.              Kevin E. Irwin
3155 El-Bee Road                            KEATING, MUETHING & KLEKAMP
Dayton, Ohio 45439                          1800 Provident Tower
(937) 296-2700                              One East Fourth Street
Attn:  General Counsel                      Cincinnati, Ohio 45402
                                            (513) 579-6427


                                            (Counsel to the ESOP Committee)

Richard M. Cieri                            Shawn M. Riley
JONES, DAY, REAVIS & POGUE                  McDONALD, HOPKINS, BURKE & HABER CO.
North Point                                 LPA
901 Lakeside Avenue                         2100 Bank One Center
Cleveland, Ohio 44114                       600 Superior Avenue, NE
(216) 586-3939                              Cleveland, Ohio 44114
                                            (216) 348-5400

(Counsel to the Debtors and                 (Counsel to the Beerman Family
Reorganized Debtors)                        Entities, including Equity Directors
                                            and Zane Lessors)




                  Section 6.11. Counterparts. This Agreement may be executed in several counterparts, each of which is to be deemed an original, but all of which together constitute one instrument.


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                  Section 6.12. Headings. The descriptive headings in this
Agreement are inserted for convenience of reference only and do not constitute substantive provisions of this Agreement.


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                  IN WITNESS WHEREOF, the Parties have duly executed this
Agreement as of the date set forth above.

THE ELDER-BEERMAN STORES CORP.                              LEONARD B. PEAL
On behalf of itself and all Debtors
                                                            In his individual capacity ("LBP"); as 31%
By:                                                         owner of Beerman and 11% owner of Abco Land
------------------------------------------                  Development Corp. ("ALD"); as trustee for
John A. Muskovich                                           LPST and TWT; as beneficiary of the Rhea
Executive Vice President - Administration                   Peal Trust; and on behalf of all Beerman
                                                            Family Entities wholly or partially owned
THE ELDER-BEERMAN STORES CORP.                              and/or controlled by LBP
Profit Sharing and Stock Ownership Plan

By:                                                         -----------------------------------------------
   --------------------------------------

THE ELDER-BEERMAN STORES CORP.                              BEERMAN-PEAL HOLDINGS, INC.
Profit Sharing and Stock Ownership Plan                     On its behalf and that of its wholly-owned
Administration Committee                                    subsidiary, The Beerman-Peal Corporation

By:                                                         By:
  ----------------------------------------                    ---------------------------------------------
                                                                 Barbara B. Weprin
BARBARA B. WEPRIN [TITLE]

In her individual capacity ("BBW"); as 50%                  THE BEERMAN CORPORATION
owner of The Beerman Corporation
("Beerman"); trustee for The Leonard Peal                   By:
Stock Trust ("LPST"), The Todd Weprin Trust                    --------------------------------------------
("TWT"), and Barbara B. Weprin, Trustee                          Barbara B. Weprin
("BWTr"); and on behalf of all Beerman
Family Entities wholly or partially owned                        [TITLE]
and/or controlled by BBW
                                                            BEERMAN INVESTMENTS, INC.

                                                            By:
-------------------------------------------
                                                            THE LEONARD PEAL STOCK TRUST
WILLIAM S. WEPRIN
                                                            By:
In his individual capacity ("WSW"), and on                     ----------------------------------
behalf of all Beerman Family Entities wholly                     Barbara B. Weprin
or partially owned and/or controlled by WSW                      Trustee


-------------------------------------------


BARBARA B. WEPRIN, TRUSTEE                             POINT WEST III LIMITED PARTNERSHIP

By:                                                    By:
   ----------------------------------                     ----------------------------------
     Barbara B. Weprin                                      Barbara B. Weprin
                                                            General Partner
ABCO LAND DEVELOPMENT CORP.
                                                       UNIVERSITY MALL ASSOCIATES
By:                                                    PARTNERSHIP
   ----------------------------------
     Barbara B. Weprin                                 By:
                                                          ----------------------------------
     [TITLE]                                                William S. Weprin
                                                            General Partner
WILDCAT DEVELOPMENT LIMITED
PARTNERSHIP                                            FAIRBORN COMMERCE CENTER II
                                                       LIMITED PARTNERSHIP
By:
   ----------------------------------                  By:
     Barbara B. Weprin                                    ----------------------------------
     General Partner                                        Barbara B. Weprin
                                                            General Partner
CENTERVILLE ASSOCIATES LTD.
                                                       LIVE OAK ASSOCIATES LIMITED
By:                                                    PARTNERSHIP
   ----------------------------------
     Barbara B. Weprin                                 By:
     Trustee of BWTr, General Partner                     ----------------------------------
                                                            Barbara B. Weprin
CENTERVILLE ASSOCIATES III LIMITED                          General Partner
PARTNERSHIP

By:
   ----------------------------------
     Barbara B. Weprin
     Trustee of BWTr, General Partner

                    EXHIBIT A -- BEERMAN FAMILY LEASE CLAIMS

-----------------------------------------------------------------------------------------------------------------------
                                                                                          AMOUNT            RESOLVED
  CLAIMANT               DEBTOR                         BASIS                             CLAIMED            AMOUNT
-----------------------------------------------------------------------------------------------------------------------
BWTr                  Elder-Beerman        Broadmoor Plaza
                                                a. Prepetition Real Estate             $  24,000.71
                                                  ("R/E") Taxes                          147,333.10
                                                b. Lease Rejection Damages                 7,639.15
                                                c. Postpetition R/E Taxes              ------------
                                                                                       $ 179,026.96

                                           TOTAL
-----------------------------------------------------------------------------------------------------------------------
BC                    Elder-Beerman        Van Buren Shopping Center
                                                a. Prepetition R/E Taxes               $  38,638.64       $   38,638.64
                                                b. Percentage Rent                       109,847.75          109,847.75
                                                c. Postpetition R/E Taxes                  5,364.80            5,364.80
                                                                                       ------------       -------------
                                           TOTAL                                       $ 153,851.19       $  153,851.19
-----------------------------------------------------------------------------------------------------------------------
The Beerman-Peal      Elder-Beerman        1. Westgate Shopping Center
Corp.                                           a. Prepetition R/E Taxes               $ 106,558.83
                                                b. Postpetition R/E Taxes                  7,835.20

                                           2. Woodville Mall
                                                a. Prepetition R/E Taxes                  32,528.17
                                                b. Postpetition R/E Taxes                  4,273.07

                                           3. North Towne Shopping Center
                                                a. Prepetition R/E Taxes                 152,163.53
                                                b. Postpetition R/E Taxes                 11,188.50
                                                                                       ------------
                                           TOTAL                                       $ 314,547.30
-----------------------------------------------------------------------------------------------------------------------
Centerville           Elder-Beerman        Centerville Place Shopping Center
Associates III                                  a. Prepetition R/E Taxes               $  76,387.91
Limited                                         b. Postpetition R/E Taxes                 10,606.12
Partnership                                                                            ------------
                                           TOTAL                                       $  86,994.03
-----------------------------------------------------------------------------------------------------------------------
BC and ALD            Elder-Beerman        Zane Plaza Shopping Center
                                           1. Dept. Store
                                                a. Prepetition R/E Taxes               $   6,864.00       $    6,864.00
                                                b. Percentage Rent                        73,050.42           73,050.42
                                                c. Repairs                                   491.57              491.57
                                                d. Postpetition R/E Taxes                    953.04              953.04
                                           2. Home Store
                                                a. Prepetition R/E Taxes                   5,667.20            5,667.20
                                                b. Postpetition R/E Taxes                    786.86              786.86
                                                                                        -----------       -------------
                                           TOTAL                                        $ 87,813.09       $   87,813.09
-----------------------------------------------------------------------------------------------------------------------
Fairborn              Elder-Beerman        Elder-Beerman Distribution Center
Commerce Center                                 Prepetition R/E Taxes                 $  101,623.19
II Limited
Partnership


-----------------------------------------------------------------------------------------------------------------------
                                                                                          AMOUNT            RESOLVED
   CLAIMANT               DEBTOR                         BASIS                            CLAIMED            AMOUNT
-----------------------------------------------------------------------------------------------------------------------
BBW, LBP, and         Elder-Beerman        Skyway Plaza Shopping Center
BC                                              a. Insurance                         $     2,407.14
                                                b. Lease Rejection Damages               339,376.08
                                                c. Contingent Claim                    unliquidated
                                                d. Rent for 11/96-1/97                    31,958.50
                                                e. Prepetition R/E Taxes                  22,523.23
                                                f. Postpetition R/E Taxes                 37,666.82
                                                g. Damage to Premises                     27,550.00
                                                                                      -------------
                                           TOTAL                                      $  461,481.77
-----------------------------------------------------------------------------------------------------------------------
University Mall       Elder-Beerman        University Mall Shopping Center
Associates                                      a. Prepetition R/E Taxes              $   31,134.21       $   31,134.21
Partnership                                     b. Prepetition Insurance                   1,888.59            1,888.59
                                                c. Postpetition R/E Taxes                  4,322.89            4,322.89
                                                d. Postpetition Insurance                  1,575.40            1,575.40
                                                                                      -------------       -------------
                                           TOTAL                                      $   38,921.09       $   38,921.09
-----------------------------------------------------------------------------------------------------------------------
Wildcat               Elder-Beerman        North Park Center
Development                                     a. Prepetition R/E Taxes              $   76,658.91
Limited                                         b. Prepetition Insurance                   4,464.54
Partnership                                     c. Prepetition Disposal Charge               859.78
                                                d. Postpetition R/E Taxes                 18,472.41
                                                e. Prepetition Water Charge                  390.86
                                                f. Prepetition Late Charges                1,633.67
                                                                                     --------------
                                           TOTAL                                     $   102,480.17

-----------------------------------------------------------------------------------------------------------------------
BWTr                  Bee-Gee              Eastown Strip Center
                                                Postpetition Insurance               $       235.86       $      235.86

-----------------------------------------------------------------------------------------------------------------------
BC                    Bee-Gee              Van Buren Shopping Center
                                                Percentage Rent                      $     3,668.85

-----------------------------------------------------------------------------------------------------------------------
Centerville           Bee-Gee              Centerville Place Shopping Center         $         0.00
Associates Ltd.
-----------------------------------------------------------------------------------------------------------------------
Point West III        Bee-Gee              Bee-Gee Corporate Offices
Limited                                         a. 10/95 Rent                        $     8,252.75
Partnership                                     b. Lease Rejection Damages               159,465.64
                                                c. Repairs                                17,566.53
                                                d. Lost Access Card                            5.00
                                                e. 3/96, 4/96 Rent                        16,505.50
                                                f. Maintenance Billing                       612.20
                                                                                     --------------
                                           TOTAL                                     $   202,407.62

-----------------------------------------------------------------------------------------------------------------------
BBW, LBP, and         Bee-Gee              Skyway Plaza Shopping Center
BC                                              Lease Rejection Damages              $    41,292.00        $  41,292.00
-----------------------------------------------------------------------------------------------------------------------
University Mall       Bee-Gee              University Mall Shopping Center
Associates                                      a. Prepetition R/E Taxes             $        85.56        $      85.56
Partnership                                     b. Utilities                                 137.19              137.19
                                                c. Claim                               unliquidated                0.00

                                                                                     --------------        ------------
                                           TOTAL                                     $       222.75        $     222.75
-----------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                                                                                          AMOUNT             RESOLVED
   CLAIMANT              DEBTOR                         BASIS                             CLAIMED             AMOUNT
-------------------------------------------------------------------------------------------------------------------------
Wildcat               Bee-Gee              North Park Center
Development                                     a. Postpetition Disposal               $      39.35        $      39.35
Limited                                    Charges                                           287.10              287.10
Partnership                                     b. Prepetition Water                         229.91              229.91
                                                c. Postpetition Water                  unliquidated                0.00
                                                d. Claim                               ------------        ------------
                                                                                       $     556.36        $     556.36
                                           TOTAL
-------------------------------------------------------------------------------------------------------------------------
Live Oak              Margo's              Margo's Headquarters
Associates                                      a. Prepetition Rent                   $    4,383.52       $    4,383.52
Limited                                         b. Prepetition Taxes                      10,340.42           10,340.42
Partnership                                                                           -------------       -------------
                                           TOTAL                                      $   14,723.94       $   14,723.94
-------------------------------------------------------------------------------------------------------------------------


                EXHIBIT B -- MISCELLANEOUS BEERMAN FAMILY CLAIMS

---------------------------------------------------------------------------------------------------------------------
                                                                               AMOUNT                    RESOLVED
      CLAIMANT                       BASIS                                     CLAIMED                    AMOUNT
---------------------------------------------------------------------------------------------------------------------
LBP                       Indemnification                                     unliquidated
                          Guaranty                                          $ 1,800,000.00
                          Deferred Compensation                               unliquidated
                          Wages                                                       0.00
                                                                            --------------
                          TOTAL                                             $ 1,800,000.00
---------------------------------------------------------------------------------------------------------------------
BBW                       Indemnification                                     unliquidated
                          Guarantee                                         $ 1,800,000.00
                          ESOP (as former employee)                           unliquidated
                          Van Buren Shopping Center Parking
                          Lot                                                       965.80
                               a. Prepetition R/E Taxes                             133.10
                               b. Postpetition R/E Taxes                              0.00
                          Wages                                             --------------
                                                                            $ 1,801,098.90
                          TOTAL
---------------------------------------------------------------------------------------------------------------------
WSW                       Indemnification                                     unliquidated
                          Guarantee                                         $ 1,800,000.00

                                                                            --------------
                          TOTAL                                             $ 1,800,000.00
---------------------------------------------------------------------------------------------------------------------
The Beerman Realty Co.    937 Patterson Boulevard
                               a. Repairs                                  $      4,857.45
                               b. Claim                                           8,636.90
                               c. Environmental Remediation                      86,000.00
                                                                            --------------
                          TOTAL                                             $    99,494.35
---------------------------------------------------------------------------------------------------------------------

                        EXHIBIT C -- ELDER-BEERMAN CLAIMS

---------------------------------------------------------------------------------------------------------------------
                                                                                 AMOUNT                 RESOLVED
         AFFILIATE                             BASIS                             CLAIMED                 AMOUNT
---------------------------------------------------------------------------------------------------------------------
LBP                         Personal Use of Company Airplane                    $     14,552.49

                            Credit Card Balance                                       82,046.74

                                                                                ---------------
                            TOTAL                                               $     96,599.23
---------------------------------------------------------------------------------------------------------------------
BBW                         Personal Use of Company Airplane                    $     39,954.11
---------------------------------------------------------------------------------------------------------------------
The Beerman Realty Co.      Personal Use of Company Airplane                    $      1,947.91
                            Credit Card Balance                                      192,379.27

                                                                                ---------------
                            TOTAL                                               $    194,327.18

                        EXHIBIT D -- FAIRBORN RIGHT TERMS

Subject Real Property:     All of the real property contiguous to the real
                           property currently leased (the "Leased Parcel") to Elder-Beerman by Fairborn Commerce Center II
                           Ltd. and east of Exchange Court (being
                           approximately 13.6 acres) and north of the Leased
                           Parcel (being approximately 4.3 acres).

Option to Purchase:        At any time within the next 40 years, Elder-
                           Beerman will have the option to purchase the Subject Real Property at a per acre cost calculated at fair market value. If the parties cannot agree on a fair market value, the determination of fair market value will be determined in binding arbitration.

Right of First Refusal:    If Beerman Realty receives a bona fide offer to
                           purchase all or a portion of the Subject Real
                           Property, Beerman Realty shall provide notice of such offer to Elder-Beerman within five days of receipt of such offer and Elder-Beerman shall have 30 days from receiving notice of such offer in which to purchase the Subject Real Property under the terms and conditions of such offer. The
                           Elder-Beerman offer and sale must be for all of the Subject Real Estate.

                          EXHIBIT E -- ZANE LEASE TERMS

Size:                        80,000 sq. ft. (56,000 existing and 24,000
                             expansion).

Term: 40 years with a base term of 20 years and two 10 year options.

Rent:                        $4.50/sq. ft.1st 10 years (on 55,940 sq. ft. only).
                             $5.00/sq. ft.2nd 10 years (on 55,940 sq. ft. only).

Percentage Rent:             1st 10 years - 2% over $12,586,500 and 1 1/2%
                             over 14,586,500.  Then adjusted each 10 years.

Common Area Maintenance:     Five years $.40/sq. ft. on 80,000 sq. ft. with an
                             increase of five cents every five years.

Taxes:                       Pro rata share.

Insurance:                   Pro rata.

Maintenance:                 Roof and structure by landlord.  All other
                             maintenance by tenant including glass and doors.

Operating Covenant:          Ten years as "Elder-Beerman."

Recapture by Landlord:       Tenant to turn over 17,609 sq. ft. Home Store
                             space and 3,000 sq. ft. Men's Store space to landlord.

Construction:                Tenant to build 24,000 sq. ft. expansion.
                             Estimated cost: $1,680,000. Landlord to raze existing Goodyear building and compact soil for tenant's building.

Land Purchase:               Landlord to cover the $25,000 expense to acquire
                             adequate land to accommodate the building expansion.